Exhibit A of Exhibit 10.2, Texana Prospect Agreement


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                                   Exhibit "A"
    Attached to and made apart of that certain Exploration Agreement dated July 15, 1997, by and between TAC Resources, Inc. et al.


                    {Map outlining the Texana Prospect Area]